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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors of our report dated February 18, 2000 with respect to the consolidated financial statements of PACCAR Inc included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP
                                                 -----------------------
                                                  Ernst & Young LLP

Seattle, Washington
May 9, 2000







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